UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2009

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iMergent, Inc.

(Exact name of registrant as specified in charter)

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Delaware	001-32277	87-0591719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10201 South 51st Street, Phoenix, AZ 85044

(Address of principal executive offices)

(801) 227-0004

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On August 6, 2009, a Final Judgment and Consent Decree (“Judgment”) was agreed to between iMergent, Inc. (the "Company") and the State of Washington. The Judgment is awaiting entry by the Court and is filed in the King County Superior Court, entitled “State of Washington v. iMergent, Inc., Stores Online, Inc. The Judgment stemmed from a non-public investigation by the Attorney General of the State of Washington commenced several years ago claiming violations of the Business Opportunity Statute and certain consumer protection statutes.

The Company agreed to pay a total settlement of $175,000. The Company had accrued a liability for the settlement amount in a previous period. The settlement amount includes refunds to certain State of Washington customers who may file claims. To the extent that filed claims exceed the refund amount, refunds will be paid on a pro-rata basis. The State of Washington will be entitled to retain any monies not claimed. There are no further costs or fees required to be paid by the Company.

In addition, the Company also agreed to certain actions intended to clarify the business practices of the Company. The Company is not required to register as a seller of a business opportunity. The settlement does not limit the Company’s ability to conduct business in the State of Washington.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release entitled “iMergent Reaches Settlement with the State of Washington”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

By:	/s/ Jonathan R. Erickson
Jonathan R. Erickson Chief Financial Officer

Date:  August 10, 2009